Datawatch Announces Pricing of $50.0 Million Common Stock Offering

Chelmsford, Mass.—February 13, 2014—Datawatch Corporation (NASDAQ-CM: DWCH), a leading global provider of visual data discovery solutions, announced today the pricing of an underwritten public offering of 1,755,000 shares of its common stock at $28.50 per share. Datawatch has also granted the underwriters a 30-day option to purchase up to an additional 263,250 shares to cover over-allotments, if any. Datawatch intends to use the net proceeds from the offering for product development, commercialization of its products, working capital and other general corporate purposes, including repayment of outstanding indebtedness. The offering is expected to close on February 19, 2014, subject to customary closing conditions.

Canaccord Genuity Inc. and William Blair & Company, L.L.C. are acting as joint book-running managers for the offering. Cowen and Company, LLC and Craig-Hallum Capital Group LLC are acting as co-managers for the offering.

The public offering of common stock will be made only by means of a prospectus and prospectus supplement pursuant to Datawatch’s effective shelf registration statement filed with the Securities and Exchange Commission (“SEC”). Copies of the prospectus supplement and the accompanying prospectus relating to the offering may be obtained from the offices of Canaccord Genuity Inc., Attn: Syndicate Department, 99 High Street, Floor 12, Boston, MA 02110, by telephone at (617) 371-3900; or from William Blair & Company, L.L.C., 222 W. Adams Street, Chicago, IL 60606, by telephone at (800) 621-0687. Alternatively, you may also obtain these documents by visiting EDGAR on the SEC website at www.sec.gov.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities, in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

ABOUT DATAWATCH CORPORATION

Datawatch Corporation (NASDAQ-CM: DWCH) provides visual data discovery software that enables more informed decisions through next generation analytics applications. Datawatch software empowers individuals, business units and entire enterprises to access and visualize a multitude of data varieties, regardless of source and format, and to generate real-time strategic and operational insights from their Big Data. Datawatch is headquartered in Chelmsford, Massachusetts with offices in New York, London, Munich, Stockholm, Singapore, Sydney and Manila, and with partners and customers in more than 100 countries worldwide.

Forward-Looking Information

This release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Datawatch's expectations regarding the completion of the public offering. These statements are based on management's current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results and the timing of events may vary materially from those expressed or implied by such forward-looking statements due to various important factors, including, without limitation, risks and uncertainties related to Datawatch's business and the satisfaction of the conditions of the closing of the public offering. More detailed information about those factors is set forth in Datawatch's filings with the Securities and Exchange Commission, including Datawatch's annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. Datawatch is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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Investor Contact:

Datawatch Investor Relations

investor@datawatch.com

Phone: (978) 441-2200 ext. 8323

Media Contact:

Sarah Bernardi

Datawatch Corporation

Sarah_Bernardi@datawatch.com

Phone: (978) 441-2200 ext. 8387

Twitter: @datawatch

© 2014 Datawatch Corporation. Datawatch and the Datawatch logo are trademarks or registered trademarks of Datawatch Corporation in the United States and/or other countries. All other names are trademarks or registered trademarks of their respective companies.